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                                                                    Exhibit 99.1

[Lumenon Innovative Lightwave Tchnology, Inc. Letterhead]

    LUMENON ANNOUNCES CANADIAN OPERATING SUBSIDIARY LILT CANADA INC. GRANTED
                              PROTECTION UNDER CCAA

MONTREAL, QUEBEC, January 8, 2003 -- Lumenon Innovative Lightwave Technology, Inc. (NASDAQ SC: LUMM), announced today that its wholly owned Canadian operating subsidiary LILT Canada Inc. ("LILT") has filed a Petition under the Canadian Companies' Creditors Arrangement Act ("CCAA") with the Superior Court of Quebec and obtained an order granting it certain relief, including a stay of proceedings and protection from creditors. All of Lumenon's operations and activities are performed through LILT.

Pursuant to the order, all payments in respect to any debt or obligations of LILT existing on or before January 8 2003 are stayed and suspended pending development by LILT of a restructuring plan. The order provides for an initial stay period of 30 days, which could be extended by the court. During this period, LILT will continue its current operations and to develop its product(s). Richter & Associes Inc. has been appointed by the court to act as monitor pursuant to the provisions of the CCAA.

LILT's petition under the CCAA will constitute a default under the terms of certain agreements to which Lumenon is a party, including under the terms of Lumenon's amended and restated convertible notes. If Lumenon fails to restructure its obligations under the notes or if the noteholders exercise the default remedies that they are entitled to exercise upon a default under the notes, Lumenon will be required to seek protection under Chapter 11 of the U.S. Bankruptcy Code. Lumenon is currently in discussions with the noteholders to explore the options related to restructuring its obligations under the notes.

                                     (more)

8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6, Tel:
514.331.3738, Fax: 514.331.1272 WWW.LUMENON.COM


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Commenting on the petition, Gary Moskovitz, Lumenon's President and Chief
Executive Officer, stated, "The deterioration and the continuing uncertainty in the telecommunications sector has made it extremely difficult to obtain adequate financing to allow Lumenon to continue its operations. We believe that this step is in the best interest of all our stakeholders."

ABOUT LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.:

Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices, based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology, offer system manufacturers greater functionality in smaller packages and at lower cost than incumbent discrete technologies. Lumenon(TM) is a trademark of Lumenon Innovative Lightwave Technology, Inc.

For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at http://www.lumenon.com.

                                      # # #

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets, license our technologies to third parties or to cease operations; that we have a history of losses, we expect future losses and our future profitability is uncertain; that we are a development stage company with no experience in manufacturing and marketing our products; that the markets in which we compete are experiencing a challenging period and will for the foreseeable future continue to experience the effects of the market downturn; that the markets in which we compete are highly competitive and subject to rapid technological change; that we may not be able to compete successfully if we are unable to successfully develop new and evolving products; and other factors discussed in our most recent quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

You may register to receive Lumenon Innovative Lightwave Technology, Inc.,
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8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6, Tel:
514.331.3738, Fax: 514.331.1272 WWW.LUMENON.COM